Wright Express Extends Its Existing Fuel-Price Risk Management Program

SOUTH PORTLAND, Maine, November 17, 2011—Wright Express Corporation (NYSE: WXS), a leading global provider of value-based business payment processing and information management solutions, announced today that it has extended its existing fuel-price risk management program through the second quarter of 2013.

On November 11, 2011, the Company purchased instruments to cover a portion of its anticipated domestic fuel-price-related earnings exposure for the fourth quarter of 2012 and the first and second quarters of 2013. At this time, Wright Express has hedged 80% of its exposure through the fourth-quarter of 2012, 53% of its first-quarter 2013 exposure and 27% of its second-quarter 2013 exposure. Going forward, the Company intends to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter on a rolling basis.

The instruments are designed to enhance the visibility and predictability of the Company’s future earnings. The program uses instruments that create a “costless collar” based upon both the U.S. Department of Energy’s weekly diesel fuel price index and NYMEX unleaded gasoline contracts. The November 11 purchase locked in a fuel price range of approximately $3.33 to $3.39 per gallon. The following table states the approximate range of the collar and percentage of fuel-price-related earnings exposure:

	Q1	Q2	Q3	Q4	Q1	Q2
	2012	2012	2012	2012	2013	2013
Average low end of range	3.09	3.32	3.45	3.46	3.35	3.33

Average top end of range	3.15	3.38	3.51	3.52	3.41	3.39

Approximate % locked in	80%	80%	80%	80%	53%	27%

Wright Express (NYSE:WXS) is a leading provider of value-based, business payment processing and information management solutions. The company’s fleet, corporate and prepaid payment solutions provide its more than 350,000 customers with unparalleled security and control across a wide spectrum of business sectors. The company’s subsidiaries include Wright Express Financial Services, Pacific Pride and Wright Express International, including Wright Express Prepaid Cards Australia and Wright Express Fuel Cards Australia. Wright Express and its subsidiaries employ more than 850 associates in six countries. For more information about Wright Express, please visit wrightexpress.com.

This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s: belief that it has purchased instruments to cover varying percentages of its anticipated fuel-price-related earnings exposure through the second quarter of 2013; intention to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter, on a rolling basis; and belief that the instruments will enhance the visibility and predictability of the Company’s future earnings.  When used in this press release, the words “may,” “will,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the Company’s failure to successfully integrate the businesses it has acquired; fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking regulations impacting the Company’s industrial loan bank and the Company as the corporate parent; the uncertainties of litigation; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; the effects of general economic conditions, including uncertainties resulting from the potential downgrade of the credit rating of securities issued by the United States, on fueling patterns and the commercial activity of fleets; the effects of the Company’s international business expansion efforts and any failure of those efforts; the impact and range of fourth quarter and full year credit losses; changes in interest rates; financial loss if the Company determines it necessary to unwind its derivative instrument position prior to the expiration of a contract; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2010, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2011 and the Company’s subsequent periodic and current reports. The Company’s forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Wright Express Corporation

Wright Express
News media contact:
Jessica Roy, 207-523-6763
Jessica—Roy@wrightexpress.com
or
Investor contact:
Steve Elder, 207-523-7769
Steve—Elder@wrightexpress.com